Exhibit 4.2

Execution version

HELMERICH & PAYNE, INC.

as Issuer

and

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Trustee

SECOND SUPPLEMENTAL INDENTURE

Dated as of September 29, 2021

to

INDENTURE

Dated as of December 20, 2018

Providing for Issuance of

2.900% SENIOR NOTES DUE 2031

i

APPENDIX

APPENDIX	Rule 144A/Regulation S Appendix	Appendix - 1

EXHIBIT

EXHIBIT A	Form of Global Note	Exhibit A – 1

ii

This Second Supplemental Indenture, dated as of September 29, 2021 (this “Second Supplemental Indenture”), between Helmerich & Payne, Inc., a Delaware corporation (the “Company”), and Wells Fargo Bank, National Association, a national banking association organized under the laws of the United States of America, as trustee (the “Trustee”), supplements and amends the Indenture, dated as of December 20, 2018 (the “Original Indenture,” and together with this Second Supplemental Indenture, the “Indenture”).

RECITATIONS OF THE COMPANY

WHEREAS, the Company and the Trustee have heretofore executed and delivered the Original Indenture to provide for the issuance of the Company’s senior debt securities to be issued in one or more series;

WHEREAS, Section 8.01 of the Original Indenture provides, among other things, that the Company and the Trustee may without the consent of Holders enter into indentures supplemental to the Original Indenture to, among other things, (a) add to, change or eliminate any of the provisions of the Original Indenture in respect of one or more series of Securities provided that any such addition, change or elimination (i) shall neither (A) apply to any Security of any series created prior to the execution of such supplemental Indenture and entitled to the benefit of such provision nor (B) modify the rights of the Holder of any such Security with respect to such provision or (ii) shall become effective only when there is no such Security outstanding and (b) establish the form or terms of Securities of any series as permitted by Section 2.01 and Section 2.02 of the Original Indenture;

WHEREAS, the Company desires to provide and has determined to authorize the issuance of (i) its 2.900% Senior Notes due 2031, and currently desires to issue Notes (defined below) in the aggregate amount of $550,000,000 (the Initial Notes, as such term is defined below), and (ii) if and when issued pursuant to a registered exchange offer for the Initial Notes or the filing of a shelf registration statement by the Company with the Securities and Exchange Commission (the “SEC”), the Company’s 2.900% Senior Notes due 2031 (the Exchange Notes, as such term is defined below, and together with the Initial Notes, the “Notes”), which for the avoidance of doubt, will constitute a single new series of Securities, and to set forth the form and terms thereof;

WHEREAS, the Company proposes in and by this Second Supplemental Indenture to supplement and amend the Original Indenture, but only insofar as it will apply to the Notes; and

WHEREAS, all action on the part of the Company necessary to authorize the creation and issuance of the Notes has been duly taken.

NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH:

That, in order to establish the designation, form and terms of, and to authorize the authentication and delivery of the Notes, and in consideration of the acceptance of the Notes by the Holders thereof and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Article 1.
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01     Definitions.

(a)            Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned thereto in the Original Indenture.

(b)            Section 1.01 of the Original Indenture is amended and supplemented, with respect to the Notes, by inserting or restating, as the case may be, in their appropriate alphabetical position, the following definitions:

“Additional Notes” means 2.900% Senior Notes due 2031 of the Company as may be originally issued from time to time after the Initial Issuance Date under the terms of this Indenture in addition to the Initial Notes and the Exchange Notes. The Additional Notes are “Additional Securities” within the meaning of the Indenture, and shall be subject to the further provisions of the Indenture with respect thereto.

“Change of Control” means the occurrence of any one of the following:

(a)            the sale, lease, transfer, conveyance or other disposition (other than by way of merger, amalgamation or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and the Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to the Company or one or more of the Subsidiaries or a combination thereof or a person controlled by the Company or one or more of the Subsidiaries or a combination thereof; or

(b)            the consummation of any transaction (including without limitation, any merger, amalgamation or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than any Subsidiary) becomes the “beneficial owner”(as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of the Company, measured by voting power rather than number of shares (excluding a redomestication of the Company).

Notwithstanding the foregoing, a transaction will not be deemed to involve a “Change of Control” under clause (b) above if, as a result of such transaction, (i) the Company becomes a direct or indirect wholly owned Subsidiary of a holding company and (ii) the direct or indirect holders of the Voting Stock of such holding company immediately following such transaction are substantially the same as the holders of the Voting Stock of the Company immediately prior to such transaction.

“Change of Control Triggering Event” means the ratings of the Notes are lowered by at least two of the three Rating Agencies and, as a result, the Notes cease to be rated Investment Grade by at least two of the three Rating Agencies in any case on any date during the period (the “Trigger Period”) commencing on the date of the first public announcement by the Company of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which 60-day period will be extended for so long as the rating of the Notes is under publicly announced consideration for a possible downgrade as a result of the Change of Control by any of the Rating Agencies). Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Exchange Notes” means (1) the 2.900% Senior Notes due 2031 issued pursuant to the Indenture in connection with a Registered Exchange Offer pursuant to a Registration Rights Agreement and (2) Additional Notes, if any, issued pursuant to a registration statement filed with the SEC under the Securities Act.

“Fitch” means Fitch Ratings Inc., or any successor thereof which is a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act.

“Independent Investment Banker” means Goldman Sachs & Co. LLC, or if such firm is unwilling or unable to serve as such, an independent investment and banking institution of national standing appointed by the Company.

“Initial Issuance Date” means September 29, 2021.

“Initial Notes” (1) $550,000,000 aggregate principal amount of 2.900% Senior Notes due 2031 issued pursuant to the Indenture on the Initial Issuance Date and (2) Additional Notes, if any, issued in a transaction exempt from the registration requirements of the Securities Act.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P); a rating of BBB- or better by Fitch (or its equivalent under any successor rating category of Fitch); and the equivalent investment grade rating from any replacement Rating Agency or Agencies appointed by the Company.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, or any successor thereof which is a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act.

“Optional Redemption Comparable Treasury Issue” means the U.S. Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes or, if, in the reasonable judgment of the Independent Investment Banker, there is no such security, then the Optional Redemption Comparable Treasury Issue will mean the U.S. Treasury security or securities selected by the Independent Investment Banker as having an actual or interpolated maturity or maturities comparable to the remaining term of the Notes.

“Rating Agency” means each of Moody’s, S&P and Fitch; provided, that if any of Moody’s, S&P and Fitch ceases to rate the Notes or fails to make a rating of the Notes publicly available, the Company will appoint a replacement for such Rating Agency that is a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act.

“Registered Exchange Offer” means the offer by the Company, pursuant to a Registration Rights Agreement, to certain Holders of Initial Notes, to issue and deliver to such Holders, in exchange for the Initial Notes, a like aggregate principal amount of Exchange Notes registered under the Securities Act.

“S&P” means S&P Global Ratings, a division of S&P Global, Inc., or any successor thereof which is a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act.

“Special Interest” means all Special Interest then owing pursuant to Section 4 of the Registration Rights Agreement referred to in clause (1) of the definition of “Registration Rights Agreement” in the Appendix. Unless the context indicates otherwise, all references to “interest” in this Indenture or the Notes shall be deemed to include any Special Interest to the extent then applicable.

“Treasury Rate” means, with respect to any Redemption Date,

•	the yield calculated by the Company after 4:15 p.m., New York time, on the second Business Day preceding the Redemption Date, as follows: for the latest Business Day that appears in the statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “Treasury Constant Maturities - Nominal”, the Company shall select two yields – one for the maturity immediately before and one for the maturity immediately after the remaining maturity of the Notes (assuming the Notes matured at the maturity date) – and shall interpolate on a straight-line basis using such yields to the maturity date; or

•	if there is no maturity immediately before or immediately after, or if a maturity on H.15 matches exactly the remaining maturity of the Notes (to the maturity date) (e.g., a remaining maturity of more than 30 years, or less than one month, or exactly 3 years), the Company shall select one yield for the single maturity immediately following or preceding, or which matches exactly, as the case may be, the remaining maturity of the Notes (assuming the Notes matured at the maturity date); or

•	if H.15 is no longer published or regularly available, the rate per annum equal to the semi-annual equivalent yield to maturity of the United States Treasury security, selected by the Company with a maturity closest to the remaining maturity of the Notes (assuming the Notes matured on the maturity date) and, if two or more have the same maturity, that is trading closest to par, and that is otherwise consistent with customary financial practice, assuming a price for such Redemption Date equal to the average of the bid and asked prices for such United States Treasury (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by the Company utilizing a source customarily used in the financial markets at 3:30 p.m., New York time, on the second Business Day preceding such Redemption Date;

provided that, if no maturity is within three months before or after the remaining life of the Notes to be redeemed (assuming the Notes matured on the maturity date), yields for the two published maturities most closely corresponding to the Optional Redemption Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from those yields on a straight-line basis, rounding to the nearest month.

The Company (or its designee) will, prior to such Redemption Date, deliver to the Trustee an Officers’ Certificate setting forth the Treasury Rate and showing the calculation of such in reasonable detail. The Trustee shall have no duty to verify the Company’s calculations of the Treasury Rate.

“Voting Stock” of any specified person as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Other Definitions.

Term	Defined in Section
“Alternate Offer”	Section 4.03(e)
“Change of Control Offer”	Section 4.03(a)
“Change of Control Payment Date”	Section 4.03(a)
“Change of Control Price”	Section 4.03
“Signature Law”	Section 6.07

Section 1.02      Rules of Construction.

Unless the context otherwise requires: (1) a term has the meaning assigned to it; (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with U.S. GAAP; (3) “or” is not exclusive; (4) words in the singular include the plural, and in the plural include the singular; (5) words implying any gender shall apply to all genders; (6) the term “merger” includes an amalgamation, a statutory compulsory share exchange or a conversion of a corporation into a limited liability company, a partnership or other entity and vice versa; and (7) provisions apply to successive events and transactions. All references in this Second Supplemental Indenture to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Second Supplemental Indenture; and the term “herein,” “hereof,” “hereunder” and any other word of similar import refers to this Second Supplemental Indenture.

Article 2.
THE NOTES

Section 2.01      Creation and Form.

Pursuant to Sections 2.01 and 2.02 of the Original Indenture, there is hereby created a new series of Securities designated as the Company’s “2.900% Senior Notes due 2031.” The Notes shall be subject to the provisions of the Rule 144A/Regulation S Appendix attached hereto (the “Appendix”), shall be substantially in the form specified in Exhibit A to this Second Supplemental Indenture, shall have the terms set forth therein and shall be entitled to the benefits of the other provisions of the Original Indenture as modified by this Second Supplemental Indenture and specified herein.

Section 2.02      Execution and Authentication.

On the Initial Issuance Date, the Trustee shall authenticate and deliver (i) up to $550,000,000 of Initial Notes, (ii) at any time and from time to time thereafter, the Trustee shall authenticate and deliver Additional Notes for original issue, and (iii) shall issue Exchange Notes in an exchange for Initial Notes pursuant to a Registration Rights Agreement (as defined in the Appendix), in each case upon the Trustee’s receipt of an Issuer Order in accordance with Section 2.03 of the Original Indenture. Such Issuer Order shall specify the amount of the Notes to be authenticated and the date on which the issue of Notes is to be authenticated and either detail or attach the information from Section 2.02 and, in the case of an issuance of Additional Notes pursuant to Section 2.03 of this Second Supplemental Indenture after the Initial Issuance Date, shall certify that such issuance is in compliance with such Section 2.03 hereof. The Notes shall be issued initially in the form of Global Securities, for which The Depository Trust Company shall act as Depositary. Notes in the form of Global Securities shall bear the legends set forth on the form of Note attached hereto and such other legends as may be specified in the Appendix. The Notes may be guaranteed by Subsidiaries as provided in Article IX of the Original Indenture in the future.

Section 2.03      Issuance of Additional Notes.

After the Initial Issuance Date, the Company shall be entitled to issue Additional Notes under the Indenture which shall have identical terms as the Notes issued on the Initial Issuance Date, other than with respect to the size, issue date, issue price and first interest payment; provided that if the Additional Notes are not fungible with the Notes for U.S. federal income tax purposes, then they must be issued with a different CUSIP number. The Notes issued on the Initial Issuance Date and any Additional Notes under the Indenture shall be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments and redemptions.

With respect to any Additional Notes, the Company shall set forth in a resolution of the Board of Directors of the Company and an Officers’ Certificate, a copy of each which shall be delivered to the Trustee, the following information:

(a)            the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to the Indenture;

(b)            the issue date, the issue price and the CUSIP number of such Additional Notes; provided, however, that if the Additional Notes are not fungible with the Notes for U.S. federal income tax purposes, then they must be issued with a different CUSIP number;

(c)            the date from which interest shall accrue on such Additional Notes; and

(d)            the other statements required by Section 2.02 of the Original Indenture.

In addition to the foregoing, the Company shall deliver to the Trustee an Issuer Order as described in Section 2.02, an Opinion of Counsel as to enforceability of the Additional Notes, together with an Opinion of Counsel that all conditions precedent to the issuance and authentication of the Additional Notes have been satisfied.

Article 3.
REDEMPTION AND PURCHASE

Section 3.01     Redemption and Purchase.

The Notes shall be subject to redemption by the Company, at its option, pursuant to the provisions of Article X of the Original Indenture and this Article 3 and Section 4.03(d).

Section 3.02      Optional Redemption.

(a)            Prior to June 29, 2031, the Company may redeem the Notes, in whole at any time or in part from time to time, at a Redemption Price equal to the greater of:

(i)            100% of the principal amount of the Notes to be redeemed; or

(ii)           the sum of the present values, as calculated by the Independent Investment Banker, of the remaining scheduled payments of principal and interest thereon (exclusive of the interest accrued to the Redemption Date) computed by discounting such payments to the Redemption Date on a semi-annual basis, assuming a 360-day year consisting of twelve 30-day months, at a rate equal to the sum of the Treasury Rate for such Notes plus 25 basis points, plus, in either case, accrued and unpaid interest, if any, to, but excluding, the Redemption Date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

(b)            On or after June 29, 2031, the Notes may be redeemed in whole at any time or in part from time to time, at the Company’s option, at a Redemption Price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the Redemption Date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

Section 3.03      Conditional Redemption.

Any redemption of Notes or notice thereof may, at the Company’s discretion, be subject to the satisfaction of one or more conditions precedent, including, but not limited to, completion of a corporate transaction, consummation of a financing transaction or equity issuance, the proceeds of which are used to fund such redemption, or other event. If any redemption is so subject to the satisfaction of one or more conditions precedent, the notice thereof shall describe each such condition and, if applicable, shall state that, in the Company’s sole discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion), and/or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Company in its sole discretion) by the Redemption Date, or by the Redemption Date as so delayed, and/or that such notice may be rescinded at any time by the Company if the Company determines in its sole discretion that any or all of such conditions will not be satisfied (or waived). If any Redemption Date shall be delayed as contemplated by this Section 3.03 and the terms of the applicable notice of redemption, such Redemption Date as so delayed may occur at any time after the original Redemption Date set forth in the applicable notice of redemption and after the satisfaction (or waiver) of any applicable conditions precedent, including, without limitation, on a date that is less than 10 days after the original Redemption Date or more than 60 days after the date of the applicable notice of redemption. The Company shall provide written notice of the delay of such Redemption Date or the rescission of such notice of redemption (and rescission and cancellation of the redemption of the Notes) to the Trustee no later than 10:00 a.m. Eastern Time (subject to DTC procedures) on the Redemption Date or the Redemption Date as so delayed that all conditions to the redemption have been satisfied or if any such redemption has been rescinded or delayed. Upon receipt of such notice of delay of such Redemption Date or rescission of such notice of redemption, such Redemption Date shall be automatically delayed or such notice of redemption shall be automatically rescinded, as applicable, and the redemption of the Notes shall be automatically delayed or rescinded and cancelled, as applicable, as provided in such notice. In addition, the Company may provide in such notice that payment of the Redemption Price and performance of the Company’s obligations with respect to such redemption may be performed by another Person.

Article 4.
COVENANTS

Section 4.01     Covenants.

The Company shall be subject to the covenants pursuant to the provisions of Article III of the Original Indenture and this Article 4.

Section 4.02     Reports.

The Company covenants to furnish to the Trustee, within 15 days after the Company files the same with the SEC, copies of the annual reports and of the information, documents and other reports that the Company may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act or pursuant to Section 314 of the Trust Indenture Act; provided, however, that the Company will be deemed to have furnished such reports to the Trustee if they have filed such reports with the SEC using the EDGAR filing system (or any successor thereto) and such reports are publicly available.

At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act and the Notes are not freely transferrable under the Securities Act, upon the request of a Holder of the Notes, the Company will promptly furnish or cause to be furnished the information specified under Rule 144A(d)(4) of the Securities Act to such Holder, or to a prospective purchaser of a Note designated by such Holder, in order to permit compliance with Rule 144A under the Securities Act.

Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt thereof shall not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein, including the Company’s or any other Person’s compliance with any of the covenants under this Indenture or the Notes (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates). The Trustee shall have no duty or obligation whatsoever to monitor or confirm, on a continuing basis or otherwise, the Company’s or any other Person’s compliance with any of the covenants described herein or to determine whether such reports, information or documents have been posted on any website or other online data system or filed with the SEC through EDGAR (or other applicable system), to examine such reports, information, documents and other reports to ensure compliance with the provisions of this Indenture, to ascertain the correctness or otherwise of the information or the statements contained therein or to participate in any conference calls.

Section 4.03     Change of Control Offer.

Upon the occurrence of a Change of Control Triggering Event, each Holder of Notes will have the right to require the Company to purchase all or any part (equal to a minimum of $2,000 or an integral multiple of $1,000 in excess thereof) of the Holder’s Notes at a purchase price in cash equal to 101% (the “Change of Control Price”) of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date), except to the extent that the Company has exercised its right to redeem the Notes as described under Section 3.02 or as otherwise set forth in this section.

(a)            Within 60 days following the date upon which the Change of Control Triggering Event has occurred, or at the Company’s option, prior to any Change of Control but after the public announcement of the transaction that constitutes or may constitute the Change of Control, except to the extent that the Company has exercised its right to redeem the Notes as described under Section 3.02 or as otherwise set forth in this section, the Company will send a notice (a “Change of Control Offer”) to each holder of Notes with a copy to the Trustee, which notice will govern the terms of the Change of Control Offer, stating:

(i)            that a Change of Control Triggering Event with respect to Notes has occurred and that such holder has the right to require the Company to purchase such holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (subject to the right of holders of record on the relevant record date to receive interest on the relevant Interest Payment Date);

(ii)            the circumstances regarding such Change of Control Triggering Event;

(iii)            the purchase date (which shall be (i) no earlier than 30 days nor later than 60 days from the date such notice is sent, if sent after consummation of the Change of Control and (ii) on the date of the Change of Control, if sent prior to consummation of the Change of Control, in each case, other than as may be required by law) (such date, the “Change of Control Payment Date”); and

(iv)            the instructions that a holder must follow in order to have its Notes purchased.

(b)            Holders of Notes electing to have Notes purchased pursuant to a Change of Control Offer will be required to surrender their Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Paying Agent at the address specified in the notice, or transfer their Notes to the paying agent by book-entry transfer pursuant to the applicable procedures of the Paying Agent and DTC, prior to the close of business on the third Business Day prior to the Change of Control Payment Date.

(c)            The Company may make a Change of Control Offer in advance of a Change of Control and the Change of Control Payment Date, and the Company’s Change of Control Offer may be conditioned upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer.

(d)            If Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw the Notes in a Change of Control Offer or Alternate Offer and the Company, or any third party making a Change of Control Offer in lieu of the Company, as described below, purchases all of the Notes validly tendered and not withdrawn by such Holders pursuant to such Change of Control Offer or Alternate Offer, as applicable, the Company will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer or Alternate Offer described above, as the case may be, to redeem all Notes that remain outstanding following such purchase at a Redemption Price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date (subject to the right of holders of record on the relevant record date to receive interest on the relevant Interest Payment Date). Any such redemption pursuant to this Section 4.03(d) shall be made in accordance with Article X of the Original Indenture.

(e)            The Company will not be required to make a Change of Control Offer if (1) a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by the Company and such third party purchases all Notes properly tendered and not withdrawn under its offer or (2) in connection with or in contemplation of any Change of Control, the Company has made an offer to purchase (an “Alternate Offer”) any and all Notes validly tendered at a cash price equal to or higher than the Change of Control Price and purchases all Notes properly tendered in accordance with the terms of such Alternate Offer.

(f)            The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the terms described in the Indenture, the Company shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations by virtue thereof.

(g)            The Holders of a majority in principal amount of the outstanding Notes may, on behalf of the holders of all Notes, in accordance with Section 8.02 of the Original Indenture amend or waive the right of the Holders to require the Company to purchase all or any part of each holder’s Notes as a consequence of a Change of Control Triggering Event.

Article 5.
SUPPLEMENTAL INDENTURES

Section 5.01     Amending Without Consent of Holders to Conform to the Description of Notes.

With respect to the Notes, in addition to the circumstances described in Section 8.01 of the Original Indenture, the Company and the Trustee may amend or supplement the Indenture as it relates to the Notes without the consent of any Holder of outstanding Notes to conform the text of the Indenture or the Notes to the “Description of the Notes” set forth in the offering circular of the Company, dated September 27, 2021, relating to the initial offering of the Notes.

Article 6.
MISCELLANEOUS

Section 6.01     Second Supplemental Indenture Controls.

To the extent that there is any conflict or inconsistency between the Original Indenture and this Second Supplemental Indenture, the provisions of this Second Supplemental Indenture shall control.

Section 6.02     No Recourse Against Others.

A director, officer, employee or stockholder of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

Section 6.03     Governing Law.

This Second Supplemental Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 6.04     No Adverse Interpretation of Other Agreements.

This Second Supplemental Indenture may not be used to interpret another indenture, loan or debt agreement of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 6.05     Successors.

All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

Section 6.06     Severability.

In case any provision in this Second Supplemental Indenture, Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 6.07     Counterparts.

This Second Supplemental Indenture shall be valid, binding and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) in the case of this Second Supplemental Indenture and any certificate, agreement or other document to be signed in connection with this Second Supplemental Indenture and the transactions contemplated hereby, other than any Notes, any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the Uniform Commercial Code/UCC (collectively, “Signature Law”); (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature (except in the case of any Notes) or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature (except in the case of any Notes), of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Second Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. The exchange of copies of this Second Supplemental Indenture and of signature pages by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this Second Supplemental Indenture as to the parties hereto and may be used in lieu of the original Second Supplemental Indenture for all purposes. Notwithstanding the foregoing, original manual signatures shall be used for authentication by the Trustee of any Notes, and execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.

Section 6.08     Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, (i) any act or provision of present or future law or regulation or governmental authority, (ii) labor disputes, strikes or work stoppages, (iii) accidents, (iv) acts of war or terrorism, (v) civil or military disturbances, (vi) nuclear or natural catastrophes or acts of God, (vii) epidemics or pandemics, (viii) disease, (ix) quarantine, (x) national emergency, (xi) interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, (xii) communications system failure, (xiii) malware or ransomware, (xiv) the unavailability of the Federal Reserve Bank wire, telex or other communication or wire facility, or (xv) unavailability of any securities clearing system; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 6.09     Table of Contents and Headings.

The Table of Contents and headings of the Articles and Sections of this Second Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

Section 6.10     The Trustee.

The recitals contained herein shall be taken as statements of the Company, and the Trustee does not assume any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture, except that the Trustee represents that it is duly authorized to execute and deliver this Second Supplemental Indenture and perform its obligations hereunder. This Second Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Original Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the day and year first above written.

Company: HELMERICH & PAYNE, INC.

By:	/s/ Mark W. Smith
Name:	Mark W. Smith
Title:	Senior Vice President and Chief Financial Officer

[Signature Page to Second Supplemental Indenture]

Trustee: WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Patrick Giordano
Name:	Patrick Giordano
Title:	Vice President

[Signature Page to Second Supplemental Indenture]

RULE 144A/REGULATION S APPENDIX

Article 1.
PROVISIONS RELATING TO INITIAL NOTES AND EXCHANGE NOTES

Section 1.01     Definitions

(a)            Definitions. For the purposes of this Appendix the following terms shall have the meanings indicated below:

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“Exchange Notes” means (1) the 2.900% Senior Notes due 2031 issued pursuant to the Indenture in connection with a Registered Exchange Offer pursuant to a Registration Rights Agreement and (2) Additional Notes, if any, issued pursuant to a registration statement filed with the SEC under the Securities Act.

“IAI” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

“Initial Notes” (1) $550,000,000 aggregate principal amount of the Company’s 2.900% Senior Notes due 2031 issued pursuant to the Indenture on the Initial Issuance Date and (2) Additional Notes, if any, issued in a transaction exempt from the registration requirements of the Securities Act.

“Notes” means the Initial Notes, the Additional Notes, if any, and the Exchange Notes, treated as a single class.

“Notes Custodian” means the custodian with respect to a Global Note (as appointed by the Depository), or any successor Person thereto and shall initially be the Trustee.

“Purchase Agreement” means (1) with respect to the Initial Notes issued on the Initial Issuance Date, the Purchase Agreement dated September 27, 2021 among the Company and the Initial Purchasers named therein, and (2) with respect to each issuance of Additional Notes, the purchase agreement or underwriting agreement among the Company and the Persons purchasing such Additional Notes.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A under the Securities Act.

“Registered Exchange Offer” means the offer by the Company, pursuant to a Registration Rights Agreement, to certain Holders of Initial Notes, to issue and deliver to such Holders, in exchange for the Initial Notes, a like aggregate principal amount of Exchange Notes registered under the Securities Act.

Appendix-1

“Registration Rights Agreement” means (1) with respect to the Initial Notes issued on the Initial Issuance Date, the Registration Rights Agreement dated September 29, 2021 among the Company and the Initial Purchasers named therein and (2) with respect to each issuance of Additional Notes issued in a transaction exempt from the registration requirements of the Securities Act, the registration rights agreement, if any, among the Company and the Persons purchasing such Additional Notes under the related Purchase Agreement.

“Shelf Registration Statement” means the registration statement issued by the Company in connection with the offer and sale of Initial Notes pursuant to a Registration Rights Agreement.

“Transfer Restricted Securities” means Notes that bear or are required to bear the legend set forth in Section 2.03(b) hereof.

Section 1.02     Other Definitions.

Term	Defined in Section
“Agent Members”	2.01(b)
“Distribution Compliance Period”	2.01(b)
“Global Notes”	2.01(a)
“IAI Notes”	2.01(a)
“Regulation S”	2.01(a)
“Regulation S Notes”	2.01(a)
“Restricted Global Note”	2.01(a)
“Rule 144A”	2.01(a)
“Rule 144A Notes”	2.01(a)

Article 2.
THE NOTES

Section 2.01.

(a)            Form and Dating. Initial Notes offered and sold to (i) QIBs in reliance on Rule 144A (“Rule 144A Notes”) under the Securities Act (“Rule 144A”) or in reliance on Regulation S (“Regulation S Notes”) under the Securities Act (“Regulation S”), and (ii) IAIs in reliance on an exemption from the registration requirements of the Securities Act other than Rule 144A (“IAI Notes”), in each case as provided in a Purchase Agreement, shall be issued initially in the form of one or more permanent Notes in definitive, fully registered form without interest coupons with the Notes legend and restricted Notes legend set forth in Exhibit A to this Second Supplemental Indenture (each, a “Restricted Global Note”), which shall be deposited on behalf of the purchasers of the Initial Notes represented thereby with the Trustee, as custodian for the Depository (or with such other custodian as the Depository may direct), and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Beneficial interests in a Restricted Global Note representing Initial Notes sold in reliance on either Rule 144A or Regulation S may be held through Euroclear or Clearstream, as indirect participants in the Depository. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided. Additional Notes or other Notes (including Exchange Notes), in each case that are not Transfer Restricted Notes, shall be issued in global form (with the global Notes legend set forth in Exhibit A) or in certificated form as provided in the Indenture. Notes issued in global form and Restricted Global Notes are sometimes referred to in this Appendix as “Global Notes.” The Global Notes are “Global Securities” within the meaning of the Indenture, and shall be subject to the further provisions of the Indenture with respect thereto.

Appendix-2

(b)            Book-Entry Provisions. This Section 2.01(b) shall apply only to a Global Note deposited with or on behalf of the Depository. The Company shall execute and the Trustee shall, in accordance with this Section 2.01(b) and the Indenture, authenticate and deliver initially one or more Global Notes that (a) shall be registered in the name of the Depository for such Global Note or Global Notes or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository’s instructions or held by the Trustee as custodian for the Depository. If such Global Notes are Restricted Global Notes, then separate Global Notes shall be issued to represent Rule 144A Notes, Regulation S Notes and IAI Notes so long as required by law or the Depository.

Members of, or participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Note, and the Company, the Trustee and any agent of the Company or the Trustee shall be entitled to treat the Depository as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

Until the 40th day after the later of the commencement of the offering of any Initial Notes and the original issue date of such Initial Notes (such period, the “Distribution Compliance Period”), a beneficial interest in a Restricted Global Note representing Regulation S Notes may be transferred to a Person who takes delivery in the form of an interest in a Restricted Global Note representing Rule 144A Notes only if the transferor first delivers to the Trustee a written certificate (in the form provided in the form of Note in Exhibit A) to the effect that such transfer is being made to a Person who the transferor reasonably believes is purchasing for its own account or accounts as to which it exercises sole investment discretion and that such Person is a QIB, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction. After the expiration of the Distribution Compliance Period, such certification requirements shall not apply to such transfers of beneficial interests in a Restricted Global Note representing Regulation S Notes.

Beneficial interests in a Restricted Global Note representing Rule 144A Notes may be transferred to a Person who takes delivery in the form of an interest in a Restricted Global Note representing Regulation S Notes, whether before or after the expiration of the Distribution Compliance Period, only if the transferor first delivers to the Trustee a written certificate (in the form provided in the form of Note in Exhibit A) to the effect that such transfer is being made in accordance with Rule 904 of Regulation S or Rule 144 (if available).

Appendix-3

(c)            Certificated Notes. Except as provided in the Indenture, owners of beneficial interests in Restricted Global Notes shall not be entitled to receive physical delivery of certificated Notes. Certificated Notes shall not be exchangeable for beneficial interests in Global Notes.

Section 2.02     Authentication. The Trustee shall authenticate and deliver Notes as provided in the Indenture.

Section 2.03     Transfer and Exchange.

(a)            Transfer and Exchange of Global Notes.

(1)            The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Note shall deliver to the Registrar a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Note. The Registrar shall, in accordance with such instructions instruct the Depository to credit to the account of the Person specified in such instructions a beneficial interest in the Global Note and to debit the account of the Person making the transfer the beneficial interest in the Global Note being transferred.

(2)            Notwithstanding any other provisions of this Appendix, a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

(3)            In the event that a Restricted Global Note is exchanged for Notes in certificated form pursuant to the Indenture, prior to the effectiveness of a Shelf Registration Statement with respect to such Notes, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.03 (including the certification requirements set forth on the reverse of the Initial Notes intended to ensure that such transfers comply with Rule 144A or Regulation S, as the case may be) and such other procedures as may from time to time be adopted by the Company.

Appendix-4

(b)            Restricted Notes Legend.

(1)            Except as permitted by the following paragraphs (2) and (3), each Note certificate evidencing the Restricted Global Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

“THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.”

(2)            Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Restricted Global Note) pursuant to Rule 144 under the Securities Act, the Registrar shall permit the transferee thereof to exchange such Transfer Restricted Security for a certificated Note that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, if the transferor thereof certifies in writing to the Registrar that such sale or transfer was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Note).

(3)            After a transfer of any Initial Note pursuant to and during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Note, all requirements pertaining to legends on such Initial Note will cease to apply, any requirement that any such Initial Note issued to certain Holders be issued in global form will cease to apply, and a certificated Initial Note or an Initial Note in global form, in each case without restrictive transfer legends, will be available to the transferee of the Holder of such Initial Note upon exchange of such transferring Holder’s certificated Initial Note or directions to transfer such Holder’s interest in the Global Note, as applicable.

(c)            Exchange of Initial Notes for Exchange Notes. The Initial Notes may be exchanged for Exchange Notes pursuant to the terms of the Registered Exchange Offer. The Trustee shall make the exchange as follows:

(1)            The Company shall present the Trustee with an Officers’ Certificate certifying the following:

(A)            upon issuance of the Exchange Notes, the transactions contemplated by the Registered Exchange Offer have been consummated; and

Appendix-5

(B)            the principal amount of Initial Notes properly tendered in the Registered Exchange Offer that are represented by a Global Note or by Global Notes and the principal amount of Initial Notes properly tendered in the Registered Exchange Offer that are represented by individual Initial Notes, the name of each Holder of such individual Initial Notes, the principal amount properly tendered in the Registered Exchange Offer by each such Holder and the name and address to which individual Registered Exchange Notes shall be registered and sent for each such Holder.

The Trustee, upon receipt of (i) such Officers’ Certificate, (ii) an Opinion of Counsel to the Company addressed to the Trustee of the Notes to the effect that the Exchange Notes have been registered under Section 5 of the Securities Act, and the Indenture has been qualified under the Trust Indenture Act and (iii) an Issuer Order, shall authenticate a Global Note or Global Notes for Exchange Notes in aggregate principal amount equal to the aggregate principal amount of Initial Notes represented by a Global Note or by Global Notes indicated in such Officers’ Certificate as having been properly tendered.

If the principal amount of the Global Note or Global Notes for the Exchange Notes is less than the principal amount of the Global Note or Global Notes for the Initial Notes, the Trustee shall make an endorsement on such Global Note or Global Notes for Initial Notes indicating a reduction in the principal amount represented thereby.

Appendix-6

EXHIBIT A

FACE OF 2031 NOTE

[GLOBAL SECURITY LEGEND]

THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE REGISTRAR MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07(a) OF THE INDENTURE AND (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.1

1 These paragraphs should be included only if the Security is a Global Security

Exhibit A-1

[RESTRICTED NOTES LEGEND]

THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.2

2 These paragraphs should be included only if the Security is a Restricted Global Note.

Exhibit A-2

HELMERICH & PAYNE, INC.

2.900% SENIOR NOTE DUE 2031

No.

CUSIP No.______________________                                                                                                                                                                              $____________________

ISIN No.______________________

Helmerich & Payne, Inc., a Delaware corporation (the “Company”), for value received promises to pay to ____________________, or registered assigns, the principal sum of ____________________ Dollars [or such greater or lesser amount as is indicated on the Schedule of Exchanges of Interests in the Global Securities on the other side of this Note]3 on September 29, 2031.

Interest Payment Dates: March 29 and September 29, commencing March 29, 2022
Record Dates: March 14 and September 14

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

[Signature Page Follows]

3 To be included only if the Note is a Global Security.

Exhibit A-3

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by one of its duly authorized officers.

HELMERICH & PAYNE, INC.

By:
Name:
Title:

Dated:

Certificate of Authentication:

This is one of

the Notes referred to in the within-

mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Dated:

Exhibit A-4

REVERSE OF NOTE

HELMERICH & PAYNE, INC.

2.900% SENIOR NOTE DUE 2031

This Security is one of a duly authorized issue of 2.900% Senior Notes due 2031 (the “Notes”) of Helmerich & Payne, Inc., a Delaware corporation (the “Company”), issued under the Indenture referred to herein.

1.            Interest. The Company promises to pay interest on the unpaid principal amount of this Note at a rate of 2.900% per annum. [In addition, the Company will pay Special Interest if and to the extent required by the Registration Rights Agreement described herein.]4 The Company will pay interest semi-annually on March 29 and September 29 of each year (each an “Interest Payment Date”), beginning March 29, 2022, or if any such day is not a Business Day, on the next succeeding Business Day. Interest on this Note will accrue from the most recent Interest Payment Date on which interest has been paid or, if no interest has been paid, from September 29, 2021; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date. Further, to the extent lawful, the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and interest (without regard to any applicable grace period), at the same rate. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

2.            Method of Payment. The Company will pay interest on this Note (except defaulted interest) to the Persons who are registered Holders of this Note at the close of business on the record date next preceding the Interest Payment Date, even if this Note is canceled after such record date and on or before such Interest Payment Date. The Holder must surrender this Note to a Paying Agent to collect payments of principal. The Company will pay the principal of and interest on this Note in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Security (including principal and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a certificated Security (including principal and interest) at the Corporate Trust Office of the Trustee or at the office or agency of the Paying Agent maintained for such purpose in The City of New York or, at its option, by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Security of not less than $1,000,000 aggregate principal amount of Securities will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

4 To be included for Initial Notes

Exhibit A-5

3.            Ranking and Guarantees. This Note is a senior unsecured obligation of the Company, and may in the future be guaranteed by Subsidiaries of the Company as provided in the Indenture (a “Guarantee”). A Guarantee may be released in accordance with the terms of the Indenture. References herein to the Indenture or the Securities shall be deemed also to refer to the Guarantees, if any, set forth in the Indenture except where the context otherwise requires.

4.            Optional Redemption; Purchases upon Change of Control Triggering Event.

(a)            Prior to June 29, 2031, the Company may redeem the Notes, in whole at any time or in part from time to time, at a Redemption Price equal to the greater of: (i) 100% of the principal amount of the Notes to be redeemed; or (ii) the sum of the present values, as calculated by the Independent Investment Banker, of the remaining scheduled payments of principal and interest thereon (exclusive of the interest accrued to the Redemption Date) computed by discounting such payments to the Redemption Date on a semi-annual basis, assuming a 360-day year consisting of twelve 30-day months, at a rate equal to the sum of the Treasury Rate for such Notes plus 25 basis points, plus, in either case, accrued and unpaid interest, if any, to, but excluding, the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

On or after June 29, 2031, the Company may redeem the Notes in whole at any time or in part from time to time, at the Company’s option, at a Redemption Price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

The Notes may also be redeemed in certain circumstances described in Section 4.03(d) of the Second Supplemental Indenture.

(b)            Upon the occurrence of a Change of Control Triggering Event, each holder of Notes will have the right to require the Company to purchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of the holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date), subject to the limitations set forth in the Indenture.

5.            Paying Agent and Registrar. Initially, Wells Fargo Bank, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of the Company’s Subsidiaries may act in any such capacity.

6.            Indenture. The Company issued this Note under an Indenture dated as of December 20, 2018 (the “Original Indenture”) and the Second Supplemental Indenture thereto dated as of September 29, 2021 (the “Second Supplemental Indenture”, together with the Original Indenture and as amended, supplemented or otherwise modified from time to time, the “Indenture”) between the Company and Wells Fargo Bank, National Association (the “Trustee”). The terms of this Note include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). This Note is subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling (to the extent permitted by law). The Company initially has issued $550,000,000 aggregate principal amount of Notes. The Company may issue Additional Notes of the same series as this Note under the Indenture, provided that if the Additional Notes are not fungible with the Notes for U.S. federal income tax purposes, then they must be issued with a different CUSIP number. Capitalized terms used but not defined in this Security have the respective meanings given to such terms in the Indenture.

Exhibit A-6

7.            Denominations, Transfer, Exchange. The Securities are issuable only in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of this Security may be registered and this Security may be exchanged only as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any transfer tax or similar governmental charge or other fee required by law and payable in connection therewith. The Registrar need not exchange or register the transfer of this Security during the period between a record date and the corresponding Interest Payment Date.

8.            Persons Deemed Owners. The registered Holder of a Security shall be treated as its owner for all purposes.

9.            Amendments and Waivers. Subject to certain exceptions and limitations, the Indenture or this Security may be amended or supplemented with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes, and compliance in a particular instance by the Company with any provision of the Indenture with respect to the Notes may be waived (other than certain provisions, including any continuing Default or Event of Default in the payment of the principal of or interest on the Notes) by the Holders of a majority in aggregate principal amount of the Notes then outstanding in accordance with the terms of Section 8.02 of the Indenture. Without the consent of any Holder, the Company and the Trustee may amend or supplement this Security as provided in Section 8.01 of the Indenture.

The right of any Holder to participate in any consent required or sought pursuant to any provision of the Indenture (and the obligation of the Company to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of this Note as of a record date fixed by the Company in accordance with the terms of the Indenture.

10.            Defaults and Remedies. If an Event of Default (other than certain Events of Default relating to bankruptcy events as provided in the Indenture) occurs and is continuing, either the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes may declare the principal amount of the Notes to be due and payable immediately. If any Event of Default relating to bankruptcy events as provided in the Indenture occurs, the principal amount of the Notes will be automatically due and payable immediately. However, any time after an acceleration with respect to the Notes has occurred, but before a judgment or decree based on such acceleration has been obtained, the Holders of a majority in principal amount of outstanding Notes may, under some circumstances, rescind and annul such acceleration. The majority-holders, however, may not annul or waive a continuing default in payment of principal of, premium, if any, or interest on the Notes.

Exhibit A-7

11.            No Recourse Against Others. A director, officer, employee or stockholder of the Company, as such, shall not have any liability for any obligations of the Company under this Security or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting this Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Note.

12.            Authentication. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of an authorized signatory of the Trustee, which signature shall be conclusive evidence that this Note has been authenticated under the Indenture.

13.            CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused a CUSIP number to be printed on this Note as a convenience to the Holders of this Note. No representation is made as to the correctness of such number either as printed on this Note or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on this Note.

14.            Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=Custodian), and U/G/M/A (=Uniform Gifts to Minors Act).

15.            [Additional Rights of Holders of Restricted Global Securities and Restricted Definitive Securities. In addition to the rights provided to Holders of Securities under the Indenture, Holders of Securities will have the rights set forth in the Registration Rights Agreement, dated as of September 29, 2021, among the Company and the other parties named on the signature pages thereof.]5

16.            Governing Law. The Indenture and this Note shall be governed by and construed in accordance with, the laws of the State of New York.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Request may be made to it at:

Helmerich & Payne, Inc.

1437 South Boulder Avenue, Suite 1400

Tulsa, Oklahoma 74119

Attention: Chief Legal Officer

E-mail: investor.relations@hpinc.com

5 Delete for Exchange Note

Exhibit A-8

ASSIGNMENT FORM

To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to:

___________________________

(Insert assignee’s social security or tax I.D. number)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint _______________ as agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date: _________________________________________________________

Your Signature:

(Sign exactly as your name appears on the face of this Security)

Signature Guarantee:

(Participant in a Recognized Signature Guaranty Medallion Program)

Exhibit A-9

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY6

The following increases or decreases in the principal amount of this Global Security have been made:

Date of Transaction	Amount of Decrease in Principal Amount of Global Security	Amount of Increase in Principal Amount of Global Security	Principal Amount of Global Security Following Such Decrease (or Increase)	Signature of Authorized Signatory, Trustee or Securities Custodian

6 This Schedule should be included only if the Note is a Global Security.

Exhibit A-10

Option of Holder to Elect Purchase

If you want to elect to have this Security purchased by the Company pursuant to Section 4.03 of the Second Supplemental Indenture, check the box below:

☐

If you want to elect to have only part of the Security purchased by the Company pursuant to Section 4.03 of the Second Supplemental Indenture, state the amount you elect to have purchased:

$_________

Date:

______________________________________________________

Your Signature:

(Sign exactly as your name appears on the face of this Security)

Tax Identification No.:

Signature Guarantee:7

______________________________________________________

7 Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Exhibit A-11